Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 of our report dated March 20, 2006, relating to the consolidated financial statements of Knology, Inc. and subsidiaries (the “Company”) for the year ended December 31, 2005, appearing in and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
August 25, 2008